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                                                                      Exhibit 99
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FOR IMMEDIATE RELEASE

Investor Contacts:
Douglas A. Shumate                                Mary A. Edwards
Senior Vice President                             Manager
Chief Financial Officer                           Investor Relations
706-385-8189                                      706-385-8016
dshumate@itcdeltacom.com                          medwards@itcdeltacom.com

Media Contact:
Monty Vest
Sr. Mgr. Marketing Communications
256-382-3949
mvest@itcdeltacom.com

                 ITC/\DELTACOM FINALIZES $40 MILLION FINANCING


     WEST POINT, Ga. (January 29, 2001) -- ITC/\DeltaCom, Inc. (Nasdaq/NM: ITCD) today announced the completion of its capital lease facility with NTFC Capital Corporation, a subsidiary of GE Capital Vendor Financial Services, to finance up to $40 million of new Nortel Networks equipment. The initial funding was for approximately $28.5 million. Each funding under the facility will be accounted for as a capital lease having a five-year term.

     ITC/\DeltaCom had previously announced its pursuit of a $40 million capital lease facility, and the facility with NTFC, which closed on December 29, 2000, represents the culmination of that pursuit. "We are very pleased to announce the closing of this facility," said Douglas A. Shumate, senior vice president and chief financial officer. "We remain committed to maintain a conservative balance sheet and continue to review additional financing alternatives consistent with our conservative approach to financing."

     This facility, structured in a manner consistent with ITC/\DeltaCom's existing debt instruments regarding financial covenants, will be used to continue to expand the capabilities of the Company's approximately 9,640 mile fiber optic network, to expand the network operations of its retail services segment and to further develop its e/\deltacom division. "We continue to be pleased with Nortel and their products and services and this facility further enhances the strategic
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relationship we have with our primary equipment supplier," said Drew Walker, vice chairman, president, and chief executive officer.

About ITC/\DeltaCom

     ITC/\DeltaCom, headquartered in West Point, Georgia, provides integrated telecommunications services to mid-sized and major businesses in the southern United States and is a leading regional provider of broadband transport services to other communications companies. ITC/\DeltaCom's business communication services include local, long distance, enhanced data, Internet, network monitoring, operator services, and the sale and maintenance of customer premise equipment. The Company operates 36 branch locations in nine states, and its 10-state, approximately 9,640-mile fiber optic network, reaches approximately 120 points of presence. ITC/\DeltaCom has interconnection agreements with BellSouth, GTE, Southwestern Bell and Sprint for resale and access to unbundled network elements, and is a certified Competitive Local Exchange Carrier (CLEC) in Arkansas, Texas, and all nine BellSouth states. Additionally, ITC/\DeltaCom offers collocation, web hosting and managed services through e/\deltacom, a division of ITC/\DeltaCom. For additional information about ITC/\DeltaCom, please visit the Company's website at www.itcdeltacom.com.
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About GE Capital

NTFC Capital Corporation is a business unit of GE Capital's Vendor Financial Services division. GE Capital, with assets of over US$345 billion, is a global, diversified financial services company with 28 specialized businesses. A wholly owned subsidiary of General Electric Company, GE Capital provides equipment management, mid-market and specialized financing, specialty insurance and a variety of consumer services, such as car leasing and credit cards, to businesses and individuals around the world. GE is a diversified manufacturing, technology and services company with operations worldwide.

Statements contained in this news release regarding expected financial results, network deployment, product design and implementation, ITC/\DeltaCom's business strategy and other planned events and expectations are forward-looking statements that involve risk and uncertainties. Actual future results or events may differ materially from these statements. Readers are referred to the documents filed by ITC/\DeltaCom with the Securities and Exchange Commission, including ITC/\DeltaCom's annual report on Form 10-K filed on March 30, 2000, for a discussion of important risks that could cause actual results to differ from those contained or implied in the forward-looking statements. These risks, which are discussed in ITC/\DeltaCom's filings under the heading "Risk Factors," include dependence on new product development, rapid technological and market change, and risks related to future growth and rapid expansion. Other important risks factors that could cause actual events or results to differ from those contained or implied in the

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forward-looking statements include, without limitation, delays or difficulties in deployment and implementation of collocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond ITC/\DeltaCom's control. This release may contain information provided by or statements of third parties, for which ITC/\DeltaCom assumes no responsibility. ITC/\DeltaCom undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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